SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2018

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Revolving and Term Loan Credit Agreement

On November 30, 2018 (the “SMBC Closing Date”), Walgreens Boots Alliance, Inc. (the “Company”) entered into a credit agreement (the “SMBC Credit Agreement”) with the lenders from time to time party thereto and Sumitomo Mitsui Banking Corporation (“SMBC”), as sole lead arranger and administrative agent. In connection with the entrance into the SMBC Credit Agreement, the Company terminated its $1 billion existing Term Loan Credit Agreement, dated as of August 24, 2017, among the Company, the lenders from time to time party thereto and SMBC, as administrative agent (the “Existing Term Loan Agreement”) in accordance with its terms and as of such date paid all amounts due in connection therewith.

The SMBC Credit Agreement includes a $500 million senior unsecured revolving credit facility (the “Revolving Facility”) and a $500 million senior unsecured term loan facility (the “Term Facility” and, together with the Revolving Facility, the “Facilities”). The facility termination date is, with respect to the Revolving Facility, the earlier of (a) May 30, 2020 and (b) the date of termination in whole of the aggregate amount of the revolving commitments pursuant to the SMBC Credit Agreement and, with respect to the Term Facility, the earlier of (a) May 30, 2020 and (b) the date of acceleration of all term loans pursuant to the SMBC Credit Agreement.

The Company will be the borrower under the SMBC Credit Agreement. The loans under the Facilities were funded in full on the SMBC Closing Date. Subject to the terms of the SMBC Credit Agreement, the Company may borrow, repay and reborrow amounts borrowed under the Revolving Facility while the commitments thereunder are in effect. The ability of the Company to request each loan under the Revolving Facility from time to time after the SMBC Closing Date is subject to the satisfaction (or waiver) of certain customary conditions set forth therein. Loans under the SMBC Credit Agreement are denominated in U.S. dollars.

Borrowings under the SMBC Credit Agreement will bear interest at a fluctuating rate per annum equal to, at the Company’s option, the Alternate Base Rate or the Eurocurrency Rate (each as defined in the SMBC Credit Agreement), in each case, plus an applicable margin calculated based on the Company’s credit ratings. In addition, the Company has agreed to pay to the lenders under the SMBC Credit Agreement certain customary fees, including (i) an upfront fee to each lender in an aggregate amount equal to a percentage of the aggregate outstanding commitments of such lender under the Facilities then outstanding on the SMBC Closing Date immediately prior to giving effect to the loans made on the SMBC Closing Date, earned and payable on the SMBC Closing Date, and (ii) a revolving commitment fee in an amount equal to a percentage per annum, calculated based on the Company’s credit ratings, on the daily actual unused amount of each such lender’s commitment under the Revolving Facility, which commitment fee is earned and payable quarterly.

Voluntary prepayments of the loans and voluntary reductions of the unutilized portion of the revolving commitments under the SMBC Credit Agreement are permissible, in each case, without penalty, subject to certain conditions pertaining to minimum notice and minimum reduction amounts as described in the SMBC Credit Agreement.

The SMBC Credit Agreement contains representations and warranties and affirmative and negative covenants customary for unsecured financings of this type and substantially consistent with those of the Existing Term Loan Agreement. The SMBC Credit Agreement includes a financial covenant requiring that, as of the last day of each fiscal quarter, commencing with the first full quarter ending after the SMBC Closing Date, the ratio of Consolidated Debt to Total Capitalization (as those terms are defined in the SMBC Credit Agreement) shall not be greater than 0.60:1.00; provided that such ratio is subject to increase in certain conditions set forth in the SMBC Credit Agreement.

The SMBC Credit Agreement also contains various events of default (subject to certain grace periods, to the extent applicable), including, events of default for the nonpayment of principal, interest or fees, breach of covenants; payment defaults on, or acceleration under, certain other material indebtedness; inaccuracy of the representations or warranties in any material respect; bankruptcy or insolvency; certain unfunded liabilities under employee benefit plans; certain unsatisfied judgments; certain ERISA violations; and the invalidity or unenforceability of the SMBC Credit Agreement or any note issued in accordance therewith.

The foregoing description of the SMBC Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the SMBC Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The lenders under the SMBC Credit Agreement and/or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Term Loan Credit Agreement

On December 5, 2018 (the “Wells Closing Date”), the Company entered into a term loan credit agreement (the “Wells Credit Agreement”) with the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent.

The Wells Credit Agreement includes a $1 billion senior unsecured term loan facility (the “Wells Term Facility”). The facility termination date is the earlier of (a) January 29, 2021 and (b) the date of acceleration of all term loans pursuant to the Wells Credit Agreement.

The Company will be the borrower under the Wells Credit Agreement. The loans under the Wells Term Facility were funded in full on the Wells Closing Date. Loans under the Wells Credit Agreement are denominated in U.S. dollars.

Borrowings under the Wells Credit Agreement will bear interest at a fluctuating rate per annum equal to, at the Company’s option, the Alternate Base Rate or the Eurocurrency Rate (each as defined in the Wells Credit Agreement), plus an applicable margin of 0.75% in the case of Eurocurrency Rate loans and 0.00% in the case of Alternate Base Rate loans.

Voluntary prepayments of the loans under the Wells Credit Agreement are permissible without penalty, subject to certain conditions pertaining to minimum notice and minimum reduction amounts as described in the Wells Credit Agreement.

The Wells Credit Agreement contains representations and warranties and affirmative and negative covenants customary for unsecured financings of this type and substantially consistent with those of the Company’s existing Revolving Credit Agreement, dated as of August 29, 2018, among the Company, the lenders and L/C issuers from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent. The Wells Credit Agreement includes a financial covenant requiring that, as of the last day of each fiscal quarter, commencing with the first full quarter ending after the Wells Closing Date, the ratio of Consolidated Debt to Total Capitalization (as those terms are defined in the Wells Credit Agreement) shall not be greater than 0.60:1.00; provided that such ratio is subject to increase in certain conditions set forth in the Wells Credit Agreement.

The Wells Credit Agreement also contains various events of default (subject to certain grace periods, to the extent applicable), including, events of default for the nonpayment of principal, interest or fees, breach of covenants; payment defaults on, or acceleration under, certain other material indebtedness; inaccuracy of the representations or warranties in any material respect; bankruptcy or insolvency; certain unfunded liabilities under employee benefit plans; certain unsatisfied judgments; certain ERISA violations; and the invalidity or unenforceability of the Wells Credit Agreement or any note issued in accordance therewith.

The foregoing description of the Wells Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Wells Credit Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

The lenders under the Wells Credit Agreement and/or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Item 1.02 Termination of a Material Contract.

The information set forth in the first paragraph of Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off–Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

Existing Term Loan Agreement. The Existing Term Loan Agreement was terminated in accordance with its terms and conditions as of November 30, 2018, and as of that date, the Company had paid all amounts due in connection with such termination.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Credit Agreement, dated as of November 30, 2018, by and among Walgreens Boots Alliance, Inc., the lenders from time to time party thereto and Sumitomo Mitsui Banking Corporation, as sole lead arranger and administrative agent.

10.2	Term Loan Credit Agreement, dated as of December 5, 2018, by and among Walgreens Boots Alliance, Inc., the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: December 6, 2018	By:	/s/ Joseph B. Amsbary, Jr.
	Title:	Vice President and Corporate Secretary